UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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Corning Incorporated

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March 23, 2009

Dear Shareholder:

We are soliciting your support in opposing two stockholder proposals to be voted on at Corning’s Annual Meeting on April 30, 2009, as well as your support for nominees for election to the Board of Directors. We wanted to summarize the following items as you consider your vote:

AGENDA

•	Update.
•	Overview of our Strategy.
•	Classified Board Proposal.
•	Majority Vote Proposal.
•	Compensation.

UPDATE

•	Retail sales of LCD TVs in Q1 have been strong so far.
–	February data:
•	U.S. unit sales up 39% YOY.
•	Japan unit sales up 30% YOY.
–	Only January data available for Europe and China:
•	Europe unit sales up 49% YOY.
•	China unit sales up 109% YOY.

•	Reported utilization rates at the panel makers continue to improve.
–	Taiwan: 20% in December to >40% in February.
–	Korea: 50% in December to almost 80% in February.

•	We expect panel maker utilization rates to increase again in March.

UPDATE

•	Glass orders have increased over the past several weeks.
–	SCP and wholly owned business.

•	Q1 total glass volume now expected to be flat to down 5% sequentially.
–	Original expectation: down 20% - 25% sequentially.

•	No change to our Q1 glass price decline expectations for our wholly-owned business.

•	Q2 pricing not finalized, but price declines expected to be more moderate than Q1.
–	Price pressure from customers could still affect these expectations.

•	Corning now expects to have positive net income, excluding special items, in Q1.
–	Original expectations “about breakeven”.

CORPORATE STRATEGY –

CORNING HAS A DISTINCTIVE IDENTITY

Corning is the world leader in specialty glass and ceramics.

We create and make keystone components that enable high-technology systems in multiple markets.

We succeed through sustained investment in R&D, over 150 years of materials science and process engineering knowledge, and a distinctive collaborative culture.

CORPORATE STRATEGY –

FRAMEWORK

•	We grow through global innovation.

•	We understand the implications of this growth strategy.
–	Requires deep scientific and technical talent.
–	Long product development cycles.
–	High capital investment and operating leverage.
–	Growth surges driven by substitution curves of new systems.

•	So we proactively seek to provide balance and stability.
–	Align our financial strategy with our growth strategy.

•	While always Living our Values.

CORPORATE STRATEGY –

WE’VE ALIGNED OUR CULTURE AND LEADERSHIP APPROACH

•	Deliver near-term performance while investing for future growth.
–	Drive operational excellence across all businesses and functions.
–	Nurture early stage research and innovation.
–	Select and pace promising projects … knowing that not all will succeed.
–	Decide when to place “big bets” on product and process development.

•	Consistent leadership with deep understanding of our innovation recipe and business model.

•	The Board of Directors is an important part of this leadership approach.

CORPORATE STRATEGY –

THE BOARD IS AN IMPORTANT PART OF OUR LEADERSHIP APPROACH

•	What’s important?
–	Consistency over time.
–	Diverse knowledge and experiences.
–	Commitment to understanding Corning’s technology.
–	Judgment to make and support “big bets”.

•	Both our Board and management believe a classified board structure is well aligned with our corporate strategy.

CLASSIFIED BOARD PROPOSAL

•	2006: shareholder proposal results:
–	55.6% of outstanding shares; 72.5% yes/no votes cast in favor.

•	2007: shareholder proposal results:
–	51.2% of outstanding shares; 72.3% yes/no votes in favor.

•	2008: no shareholder proposal.

•	Board reconsideration in 2009:
–	Continue to believe classified board is best for Corning.

CLASSIFIED BOARD

•	10 independent (external) directors.

•	Four to five directors’ terms expire every 3 years.

•	Enhances Board’s ability to develop and execute long-term strategy.

•	Ensures ongoing independence of the company.

CLASSIFIED BOARD

•	Major innovation requires consistent and patient R&D funding.

•	Our “innovation recipe” requires:
–	Attracting and retaining the best scientific talent.
–	Persistent nurturing of the discovery process.
–	Investing significant capital for manufacturing.

•	A stable BOD helps foster consistency necessary for innovation over relatively long development cycles.
–	Example: LCD glass.

CLASSIFIED BOARD –

OTHER BENEFITS

•	Reduces vulnerability to certain hostile and abusive takeover tactics.

•	Encourages potential acquirers to initiate arms-length negotiations with management and seasoned directors.

•	Prevents quick turnover without paying fair value.

•	Provides directors time and leverage needed to evaluate any takeover proposal and consider all options for maximizing shareholder value.

CLASSIFIED BOARD

Corning’s Board and management are not stagnant / entrenched:

•	Over the last five years, four directors have left Corning and three new directors have joined.

•	Scheduled external retirements will require new directors going forward.

MAJORITY VOTE PROPOSAL

•	Corning’s directors elected by a plurality voting standard.
–	Default standard under New York corporate law.
–	Directors with most affirmative votes are elected to Board.
–	Rules governing plurality well established and widely understood.

•	Shareholder proposal is premature.
–	Much ongoing debate by legal community, shareholder advocates, corporate governance experts.

MAJORITY VOTE PROPOSAL

•	Shareholder proposal raises complications under New York law and good corporate government practices.
–	Potential for “failed election”.
–	Implications of NYSE’s proposed “broker non-vote rule”.

•	We believe the Company and our shareholders are best served by the current system of plurality voting.

COMPENSATION

Corning compensates named executives through:

•	Base salary.
•	Annual cash bonus.
–	Target EPS.
•	Performance restricted shares.
–	Target EPS and operating cash flow.
–	2 year vesting post earned.
•	Stock options.
–	Granted same time every year.
•	Benefits = All other USA employees.
•	Perquisites.

COMPENSATION

•	CEO targeted at median of peer comparison group.
–	Peer companies will be listed in the new CD&A.

•	Named executives.
–	Target ~70% in equity (options and performance shares).
–	Target ~50% on annual performance (bonus + performance shares).

•	Compensation system aligned with performance.
–	Cash bonus 25% of target.
–	Performance shares 16% of target.

I hope you will join our Board in opposing the shareholder proposals that seek to eliminate our classified board and to change from plurality to majority voting in uncontested director elections. I also hope you will join in electing the six nominees to the Board of Directors.

Very truly yours,

/s/ James B. Flaws

James B. Flaws

Vice Chairman and Chief Financial Officer